UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December July 4, 2018

Date of Report (Date of earliest event reported)

NAMI CORP.
(Exact name of registrant as specified in its charter)

Nevada	333-187007	61-1693116
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3773 Howard Hughes Parkway, Suite 500S Las Vegas, Nevada 89169	19103
(Address of principal executive offices)	(Zip Code)

(702) 331-8633

Registrant’s telephone number, including area code

_________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 4, 2018, NAMI Corp., a Nevada corporation (“NAMI” or the “Company”) entered into a Termination Agreement (the “Termination Agreement”) with GMCI Corp (“GMCI”), pursuant to which the Company terminated the Letter of Intent (the “Letter of Intent”) entered between NAMI and GMCI dated December 11, 2017 regarding the acquisition by NAMI of up to one hundred percent (100%) of the issued and outstanding capital stock of GMCI in exchange of shares of capital stock of NAMI;

On July 4, 2018, the Company entered into a Share Exchange Agreement with GMCI, as the shareholder (the “SBS Shareholders”) of SBS Mining Corp. Malaysia Sdn. Bhd., a Malaysian corporation (“SBS”), pursuant to which the Company acquired 100% of the issued and outstanding shares of SBS from GMCI in exchange for the issuance of 720,802,346 shares of the Company to GMCI (the “Exchange”). As a result of Exchange, SBS became wholly owned subsidiary of NAMI and GMCI became majority shareholder of NAMI owning 50.51% of capital stock of the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1	Termination Agreement of Letter of Intent between NAMI and GMCI

2.2	Share Exchange Agreement between NAMI and GMCI

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAMI Corp.

DATE: July 5, 2018	By:	/s/ Ong Tee Keat
	Name:	Ong Tee Keat
	Title:	CEO

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